EXHIBIT 4-1

THIRTEENTH SUPPLEMENTAL INDENTURE

between

TEGNA INC., Issuer

and

U.S. BANK NATIONAL ASSOCIATION, Trustee
_____________________

Dated as of September 13, 2019

_____________________

This THIRTEENTH SUPPLEMENTAL INDENTURE (this “Thirteenth Supplemental Indenture”), is dated as of September 13, 2019, between TEGNA INC. (formerly known as Gannett Co., Inc.), a corporation duly organized and existing under the laws of the State of Delaware (the “Issuer” or the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee, a national banking association duly organized and existing under the laws of the United States of America (the “Trustee” or “U.S. Bank”).
W I T N E S S E T H :
WHEREAS, capitalized terms used in this Thirteenth Supplemental Indenture which are not defined herein shall have the meaning ascribed to them in the Indenture (as defined below);
WHEREAS, the Issuer and Citibank, N.A. (“Citibank”) have executed and delivered heretofore an Indenture, dated as of March 1, 1983 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of November 5, 1986 (the “First Supplemental Indenture”), among the Issuer, Citibank and Sovran Bank, N.A. (now known as Bank of America, N.A.) and a Second Supplemental Indenture dated as of June 1, 1995 (the “Second Supplemental Indenture”), among the Issuer, NationsBank, N.A. (now known as Bank of America, N.A.) and Crestar Bank (now known as SunTrust Bank) (the term “Indenture” as used hereinafter refers to the Base Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and this Thirteenth Supplemental Indenture);
WHEREAS, the Issuer, Wells Fargo and the Trustee entered into that certain Instrument of Resignation, Appointment and Acceptance, dated as of July 28, 2011, pursuant to which Wells Fargo resigned as trustee under the Indenture and U.S. Bank accepted appointment as trustee under the Indenture;
WHEREAS, the Issuer shall issue a new series of debt securities, consisting of $1,100,000,000 aggregate principal amount of 5.000% Senior Notes due 2029 (the “Notes”);
WHEREAS, in accordance with Section 6.14 of the Indenture, the Issuer has appointed U.S. Bank as trustee under the Indenture with respect to all Securities issued pursuant to the Indenture;
WHEREAS, in accordance with Section 6.14 of the Indenture, U.S. Bank has accepted such appointment by the Issuer;
WHEREAS, pursuant to Section 8.4 of the Indenture, the Issuer has furnished U.S. Bank with an Opinion of Counsel and an Officers’ Certificate as conclusive evidence that this Thirteenth Supplemental Indenture complies with the applicable provisions of the Indenture; and
WHEREAS, all things necessary to make this Thirteenth Supplemental Indenture a valid agreement of the Issuer and U.S. Bank have been done.
NOW THEREFORE, for and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:

SECTION 1.     CONFIRMATION OF APPOINTMENT
(a)    The Issuer hereby confirms the appointment, pursuant to Section 6.14 of the Indenture, of U.S. Bank as trustee under the Indenture with respect to the Issuer’s $1,100,000,000 aggregate principal amount of 5.000% Senior Notes due 2029.
(b)    U.S. Bank hereby confirms its acceptance, pursuant to Section 6.14 of the Indenture, as trustee under the Indenture with respect to the Issuer’s $1,100,000,000 aggregate principal amount of 5.000% Senior Notes due 2029.

SECTION 2.	CONFIRMATION OF RIGHTS, POWERS, TRUSTS AND DUTIES
The Issuer and U.S. Bank hereby confirm that:
(a)    The rights, powers, trusts and duties of U.S. Bank, as Trustee, with respect to the Issuer’s 5.125% Senior Notes due July 15, 2020 shall continue to be vested in U.S. Bank.
(b)    The rights, powers, trusts and duties of U.S. Bank, as Trustee, with respect to the Issuer’s 5.125% Senior Notes due October 15, 2019 and 6.375% Senior Notes due October 15, 2023 shall continue to be vested in U.S. Bank.
(c)    The rights, powers, trusts and duties of U.S. Bank, as Trustee, with respect to the Issuer’s 4.875% Senior Notes due September 15, 2021 and 5.50% Senior Notes due September 15, 2024 shall continue to be vested in U.S. Bank.
(d)    U.S. Bank is vested with all the rights, powers, trusts and duties of a Trustee under the Indenture with respect to the Notes.
SECTION 3.         DEFINITIONS
Solely with respect to the Notes, Section 1.1 of the Indenture is hereby amended as follows:
(a)    The following definitions are hereby deleted:
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
(b)    The following definitions are hereby added and inserted in alphabetical order:
“144A Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued to qualified institutional buyers (as such term is defined in Rule 144A) that are U.S. Persons.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of: (1) 1.0% of the principal amount of the Note; or (2) the excess, if any, of: (a) the present value at such redemption date of (i) the redemption price of the Note at September 15, 2024 as set forth in Section 12.6 plus (ii) all required interest payments due on the Note through September 15, 2024 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary.
“Attributable Debt” means, at the time of determination, the present value (discounted semi-annually at the interest rate implicit in the terms of the lease) of the obligation of a lessee for rental payments pursuant to any sale and leaseback transaction during the remaining term of such sale and leaseback transaction (including any period for which such lease has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, utilities, taxes, assessments and similar charges.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.
“Change of Control” means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the properties and assets of the Issuer and its Subsidiaries, to any Person or group of related Persons (other than one of the Issuer’s Subsidiaries), as defined in Section 13(d) of the Exchange Act (a “Group”); (ii) the approval by the holders of the Issuer’s Capital Stock of a complete liquidation or dissolution of the Issuer, whether or not otherwise in compliance with the provisions of this Indenture; (iii) any Person or Group, other than the Issuer or any of its Subsidiaries or any employee benefit plan of the Issuer or any of its Subsidiaries, becoming the beneficial owner, directly or indirectly, of shares of the Issuer’s Voting Shares representing more than 50% of the aggregate combined voting power represented by the Issuer’s issued and outstanding Voting Shares; or (iv) the first day on which a majority of the members of the Board of Directors are not Continuing Directors.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (a) was a member of such Board of Directors as of the date hereof or (b) was nominated for election or appointed or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, appointment or election, either by specific vote or other action of the Board of Directors or approval of the proxy statement issued by the Issuer in which such member is named as nominee for director.”
“Credit Agreement” means that certain Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 and effective as of January 5, 2005 as amended and restated as of August 5, 2013, as further amended as of September 24, 2013, as further amended as of February 13, 2015, as further amended as of June 29, 2015, as further amended as of September 30, 2016, as further amended as of August 1, 2017, as further amended as of June 21, 2018, as further amended as of June 21, 2018, and as further amended as of August 15, 2019, among the Issuer, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, as may be amended, supplemented, otherwise modified, refinanced or replaced from time to time, copies of which the Issuer will make available to Holders of Notes upon request.
“Credit Agreement Guarantee” means any guarantee executed by any Material Domestic Subsidiary of the Issuer pursuant to the Credit Agreement.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.12, that shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company (“DTC”), its respective nominees and successors or another Person designated in writing to the Trustee by the Issuer as Depositary.
“Designated Company Officer” means the chairman of the Board of Directors, the President, the Chief Financial Officer or the Treasurer of the Issuer.
“Domestic Subsidiary” means any wholly-owned Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time and consistent with those used in the preparation of the audited financial statements contained in the Issuer’s annual report for the fiscal year ended December 31, 2018. In the event that any “Accounting Change” (as defined below) shall occur, then all financial covenants, standards and terms in this Indenture shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Change” refers to any changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the

American Institute of Certified Public Accountants or, if applicable, the Commission.
“Global Note Legend” means the legend set forth in Section 2.12(g)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of, and registered in the name of, the Depository or its nominee, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Guarantee Agreement” means an agreement substantially in the form attached hereto as Exhibit C pursuant to which each Material Domestic Subsidiary party thereto unconditionally guarantees, on a joint and several basis, the full and prompt payment of all Obligations.
“Guarantor” means each Person that has delivered a Guarantee Agreement to the Trustee.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Material Domestic Subsidiary” means any Domestic Subsidiary (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 3% of the Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 3% of the consolidated gross revenues of the Issuer and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that “Material Domestic Subsidiary” shall also include any of the Issuer’s Subsidiaries selected by the Issuer that is required to ensure that all Material Domestic Subsidiaries have in the aggregate (i) total assets at the last day of the most recent Test Period that were equal to or greater than 90% of the Total Assets of the Issuer’s Domestic Subsidiaries at such date and (ii) gross revenues for such Test Period that were equal to or greater than 90% of the consolidated gross revenues of the Issuer’s Domestic Subsidiaries for such period, in each case determined in accordance with GAAP.
“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock, the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deduction related to such issuance).
“Non-U.S. Person” means any Person that is not a U.S. Person.
“Notes” means the Issuer’s 5.000% Senior Notes due 2029.

“Obligations” means the unpaid principal of, premium, if any, and interest on (including interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, of the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Notes at the place or places, at the respective times and in the manner provided in the Notes, and all other obligations and liabilities of the Issuer to the Trustee or to any Holder of the Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Indenture with respect to the Notes, any Guarantee Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Trustee or paying agent or other agent to any Holder of the Notes that are required to be paid by the Issuer pursuant hereto) or otherwise.
“Participant” means, with respect to the Depositary, a Person who has an account with such Depositary (which, with respect to DTC, shall include Euroclear and Clearstream).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Principal Property” means, as of any date of determination, any real property, fixtures and equipment relating to any facility owned by the Issuer or any Subsidiary, other than any such facility (i) which the Board of Directors or a Designated Company Officer determines is not of material importance to the Issuer and its Subsidiaries taken as a whole, (ii) which is not used in the ordinary course of business or (iii) in which the interest of the Issuer and all of its Subsidiaries does not exceed 50%.
“Private Placement Legend” means the legend set forth in Section 2.12(g)(1) to be placed on all Notes except as otherwise provided by the Indenture.
“Public Equity Offering” means a public offering for cash by the Issuer of its common stock, or of options, warrants or rights with respect to its common stock made pursuant to a registration statement that has been declared effective by the Commission, other than (a) public offerings with respect to the Issuer’s common stock, or of options, warrants or rights, registered on Form S-4 or S-8, (b) an issuance to any Subsidiary and (3) any offering of the Issuer’s common stock, or of options, warrants or rights, issued in connection with a transaction that constitutes a Change of Control.
“QIB” means any “qualified institutional buyer” as defined in Rule 144A.

“Registrar” means the Person maintaining the register of the Notes pursuant to Section 2.8.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, initially issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Period” means the 40-day distribution compliance period set forth in Regulation S.
“Rule 144” means Rule 144 promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
“Rule 144A” means Rule 144A promulgated under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and any statute successor thereto.
“Subsidiary” means, solely with respect to the definitions set forth in this Thirteenth Supplemental Indenture, any corporation, partnership, limited liability company or other entity the majority of the shares of stock or other ownership interests having ordinary voting power of which at any time outstanding is owned directly or indirectly by the Issuer or by one or more of its other Subsidiaries or by the Issuer in conjunction with one or more of its other Subsidiaries.

“Test Period” means a period of four consecutive fiscal quarters ended on the last day of the fourth such fiscal quarter.
“Total Assets” means the total assets of the Issuer and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer set forth in, with respect to any Test Period ending in the first three fiscal quarters of the Issuer, its quarterly report filed with the Commission, or, with respect to any Test Period ending in the fourth fiscal quarter of the Issuer, its annual report filed with the Commission.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2024; provided, however, that if the period from the redemption date to September 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“U.S. Person” has the meaning set forth in Rule 902 of Regulation S.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Voting Shares” means Capital Stock, or other ownership interests, of any class or classes having voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees, or equivalents thereof, of a Person (irrespective of whether at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the failure to pay a dividend or other amount or by reason of the occurrence of any other contingency).
SECTION 4.         AMOUNT UNLIMITED; ISSUANCE OF NOTES
(a)    Solely with respect to the Notes, Section 2.3 of the Indenture is hereby amended by adding the following as a new second sentence at the end of the first paragraph thereof:
All Securities of any one series need not be issued at the same time, and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuance of additional Securities of such series; provided that if any additional Securities are not fungible with the applicable series of Securities for U.S. federal income tax purposes, such additional Securities will be issued with a different CUSIP number (or other applicable identifying number).
(b)    Solely with respect to the Notes, Section 2.3 of the Indenture is hereby amended by adding the following paragraph at the end thereof:
The Notes initially are being offered and sold by the Issuer pursuant to a Purchase Agreement dated September 11, 2019 among the Issuer, the Guarantors, J.P. Morgan Securities LLC and the other initial purchasers named therein. The Notes and any additional Securities shall be resold initially only to (A) persons reasonably believed to be QIBs in reliance on Rule 144A and (B) non-U.S. Persons in reliance on Regulation S. Such Notes and any such additional Securities may be transferred thereafter to, among others, QIBs and purchasers in reliance on Regulation S, in each case, in accordance with the procedures described herein. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase or other agreements in accordance with applicable law.
The Notes and any additional Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A shall be issued initially in the form of the 144A Global Note, substantially in the form of Exhibit A, which is hereby incorporated by reference and made part of this Thirteenth Supplemental Indenture, deposited with the Trustee as securities custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as herein provided. The 144A Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the 144A Global Note may be increased or decreased from time to time by adjustments made on the records of the Trustee, as securities custodian for the Depositary or its nominee, as herein provided.
The Notes and any additional Securities offered and sold outside the United States of America in reliance on Regulation S shall be issued in the form of the Regulation S Global Note, substantially in the form of Exhibit B, which is hereby incorporated by reference and made part of this Thirteenth Supplemental Indenture. The Regulation S Global Note shall be deposited upon issuance with the Trustee as securities custodian for the Depositary, duly executed by the Issuer and authenticated by the Trustee as herein provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the Regulation S Global Note and on the records of the Trustee, as securities custodian or its nominee, as hereinafter provided.
The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B, and under Section 2.12(g). The Issuer and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibits A and B are part of the terms of this Indenture and, to the extent applicable, the Issuer and the Trustee by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
By its acceptance of any Note, including any additional Securities or a beneficial interest in any such Note, bearing a legend or other reference to a transfer or similar restriction, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth therein, including any such legend or other reference, or in this Indenture and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with such Note, including any such legend or other reference, and this Indenture.
SECTION 5.         REGISTRATION, TRANSFER AND EXCHANGE
Solely with respect to the Notes, the following paragraph is added to the end of Section 2.8 of the Indenture:
If at any time the Depositary for a Global Note notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note, the Issuer shall appoint a successor Depositary with respect to such Global Note. If a successor Depositary is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such condition, the Issuer shall execute, and the Trustee shall authenticate and deliver Securities in accordance with Section 2.4 in a definitive registered form in an aggregate principal amount of the Global Note in exchange for such Global Note.
SECTION 6.         TRANSFER AND EXCHANGE OF THE NOTES
(a)    Solely with respect to the Notes, the following paragraphs are added as new Section 2.12 of the Indenture:
SECTION 2.12 Transfer and Exchange of the Notes.
(a)    Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if, and no Global Notes may be exchanged by the Issuer for Definitive Notes unless:
(1)     the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;
(2)     the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(3)     there has occurred and is continuing an Event of Default with respect to the Notes.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the

Trustee. Such Definitive Notes will be issued in registered form only, without coupons. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.9 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.9, 2.11 or this Section 2.12, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.12; however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.12(b), (c) or (d) hereof.
(b)     Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of the Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)     Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.12(b)(1).
(2)     All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.12(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
(3)     Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.12(b)(2) above and the Registrar receives the following:
(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof; and
(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof.
(c)     Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (2)(a) thereof;
(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;
(C) if such beneficial interest is being transferred to a Non−U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;
(E) if such beneficial interest is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit E hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or
(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.12(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.12(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.12(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)     Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.12(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.12(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.12(c)(2) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.12(c)(2) will not bear the Private Placement Legend.
(d)     Transfer and Exchange of Definitive Notes for Beneficial Interests
(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (2)(b) thereof;
(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (1) thereof;
(C) if such Restricted Definitive Note is being transferred to a Non−U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (2) thereof;
(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(a) thereof;
(E) if such Restricted Definitive Note is being transferred in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit E hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(b) thereof; or
(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit E hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
(2) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.12(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.12(e).

(1)     Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (1) thereof;
(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications in item (2) thereof; and
(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit E hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)     Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.
(1)     Private Placement Legend.
(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF

THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION IS OR CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.
(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (f) of this Section 2.12 (and all Notes issued in exchange therefore or substitution thereof) will not bear the Private Placement Legend.
(2)     Global Note Legend. Each Global Note will bear a legend in substantially the following form:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.12 OF THE INDENTURE, AS SUPPLEMENTED AND AMENDED, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.12(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(h)     Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)     General Provisions Relating to Transfers and Exchanges.
(1)     To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes in accordance with Section 2.4 hereof or at the Registrar’s request.
(2)     All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid Obligations of the Issuer, evidencing the same Debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(3)     Neither the Registrar nor the Issuer will be required to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(4)     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any agent or the Issuer shall be affected by notice to the contrary.
(5)     All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.12 to effect a registration of transfer or exchange may be submitted by facsimile.
SECTION 7.         LIMITATION ON LIENS
Solely with respect to the Notes, Section 3.5 is hereby deleted and replaced as follows:

The Issuer will not permit any Subsidiary to issue, assume or guarantee any debt for money borrowed (hereinafter referred to as “Debt”) secured by mortgage, pledge, lien, security interest or other encumbrance (mortgages, pledges, liens, security interests and other encumbrances being hereinafter called “mortgage” or “mortgages”) upon any asset of any Subsidiary or on any shares of stock or indebtedness of any Subsidiary (whether such asset, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing, concurrently with the issuance, assumption or guaranty of any such Debt, that the Notes then Outstanding (together with, if the Issuer shall so determine, any other indebtedness of or guaranteed by the Issuer ranking equally with the Notes then Outstanding and then existing or thereafter created) shall be secured equally and ratably with such Debt. The foregoing restrictions shall not apply to:
(i)    mortgages on any property existing at the time of the acquisition thereof;
(ii)    mortgages on property to secure the payment of all or any part of the price of acquisition, construction or improvement of such property by the Issuer or a Subsidiary or to secure any Debt incurred by the Issuer, or a Subsidiary, prior to, at the time of, or within 12 months after the later of the acquisition or completion of such improvements or construction or the placing in operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Issuer, or a Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;
(iii)    mortgages securing indebtedness of the Issuer or a Subsidiary owing to the Issuer or another Subsidiary;
(iv)    mortgages on any property existing at the date hereof;
(v)    mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Issuer or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Issuer or a Subsidiary;
(vi)    mortgages on property of the Issuer or a Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages (including without limitation mortgages incurred in connection with pollution control, industrial revenue or similar financings); or
(vii)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) through (vi), inclusive, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements and construction on such property).
Notwithstanding the foregoing provisions of this Section, the Issuer or any one or more Subsidiaries may, without securing the Notes then Outstanding, issue, assume or guarantee Debt secured by mortgages which, together with all Attributable Debt in respect of sale and leaseback transactions not otherwise permitted by the Indenture, does not at the time exceed 5% of the consolidated shareholders’ equity of the Issuer, as shown on the audited financial statements of the Issuer as of the end of the fiscal year preceding the date of determination.
SECTION 8.         LIMITATION ON SALE AND LEASEBACK TRANSACTIONS
Solely with respect to the Notes, Section 3.6 is hereby deleted and replaced as follows:
The Issuer will not, nor will it permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Issuer or any Subsidiary of any Principal Property of the Issuer or such Subsidiary, whether such asset is now owned or hereafter acquired (except for leases for a term, including renewals, of not more than three years, and except for leases between the Issuer and a Subsidiary or between Subsidiaries) which property has been or is to be sold or transferred by the Issuer or such Subsidiary to such Person with the intention of taking back a lease of such property (a “sale and leaseback transaction”) unless:
(i)    the net proceeds from such transaction equal or exceed the fair value, as determined by the Board of Directors or a Designated Company Officer, of the Principal Property leased at the time of entering into the transaction;
(ii)    the Issuer or the Subsidiary involved use the net proceeds from such transaction to acquire additional real property;

(iii)    the Issuer or such Subsidiary would be entitled, pursuant to the provisions of Section 3.5, to issue, assume or guarantee Debt secured by a mortgage upon such Principal Property at least equal in amount to the Attributable Debt in respect to such arrangement without equally and ratably securing the Notes; or

(iv)    an amount in cash equal to the fair value, as determined by the Board of Directors or a Designated Company Officer, of such Principal Property at the time of entering into such arrangement or the Attributable Debt in respect of such arrangement shall be applied to the retirement of Debt of the Issuer or any Subsidiary (other than (i) Debt owned by any Subsidiary and (ii) Debt of the Issuer which is subordinated to the Notes).
SECTION 9.         CERTAIN DEFINITIONS
Solely with respect to the Notes, the following paragraphs are deleted from Section 3.7:
The term “Subsidiary” shall mean any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Issuer, or by one or more Subsidiaries, or by the Issuer and one or more Subsidiaries.
The term “Attributable Debt” shall mean, at the time of determination, the present value (discounted at the interest rate, compounded semiannually, equal to the weighted average Yield to Maturity of the Securities then Outstanding hereunder, such average being weighted by the principal amount of the Securities of each series or, in the case of Original Issue Discount Securities, such amount to be determined as provided in the definition of "Outstanding") of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended) entered into in connection with a sale and leaseback transaction.
SECTION 10.         GUARANTEE
Solely with respect to the Notes, the following paragraphs are added as new Section 3.9 entitled “Guarantee Agreements”:
SECTION 3.9 Guarantee Agreements. (a)    Prior to or concurrent with the delivery of the Notes to the Trustee for authentication in accordance with Section 2.4, the Issuer shall cause each Material Domestic Subsidiary to execute and deliver to the Trustee, for the benefit of the Holders of the Notes, a Guarantee Agreement. The Obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Credit Agreement Guarantees) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under the Indenture, result in the obligations of such Guarantor under its Guarantee Agreement not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
(b)    With respect to any new Material Domestic Subsidiary created or acquired at any time while any Credit Agreement Guarantee is outstanding (which shall include any existing Domestic Subsidiary of the Issuer that becomes a Material Domestic Subsidiary), the Issuer shall cause such Material Domestic Subsidiary to execute and deliver to the Trustee, within 30 days after such creation or acquisition, or, with respect to any existing Domestic Subsidiary that becomes a Material Domestic Subsidiary, within 30 days after the date that financial statements for the Test Period with respect to which such determination is made have been or required to be delivered pursuant to the Credit Agreement, a Guarantee Agreement for such Material Domestic Subsidiary created or acquired; provided, however, that no such Guarantee Agreement will be required of any Material Domestic Subsidiary that is not required to issue a guarantee under the Credit Agreement.
(c)    Notwithstanding the other provisions of this Section 3.9, in the event that any Guarantor is released and discharged in full from all of its obligations under all Credit Agreement Guarantees to which such Guarantor is a party, whether because such Guarantor ceases to be a Material Domestic Subsidiary or the Issuer fully discharges all obligations under the Credit Agreement or otherwise, then the guarantee of such Guarantor under this Indenture and the Guarantee Agreement of such Guarantor shall be automatically and unconditionally released and discharged.
(d)    With respect to Sections 5.2 through 5.12 and Articles Six and Seven of the Indenture, the definition of “Security” shall include, without limitation, any Guarantee Agreement which has been, or will be, executed and delivered to the Trustee pursuant to this Section 3.9, and the Holders of the Notes shall be entitled to the benefits of the Indenture with respect to any such Guarantee Agreement.
SECTION 11.         EVENT OF DEFAULT
Solely with respect to the Notes, the following paragraph is added as a new paragraph (h) of Section 5.1 of the Indenture:
(h)    failure to comply with any covenant or warranty of the Issuer in respect of the Notes in Sections 13.2 through 13.7 and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder.
SECTION 12.         ACCELERATION ON EVENT OF DEFAULT
Solely with respect to the Notes, the first paragraph immediately following paragraph (g) of Section 5.1 of the Indenture is hereby amended to read as follows:
If (i) an Event of Default described in clause (a), (b), (c) or (h) with respect to such series of Securities, or (ii) an Event of Default described in clause (d) above with respect to such series of Securities alone or with respect to such series and one or more (but less than all) other series of Securities at the time Outstanding, occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of such series affected, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal as may be specified in the terms of such series) and the interest accrued thereon, if any to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) (if the Event of Default under clause (d) is with respect to all series of Securities at the time Outstanding) or (g) above occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (e) or (f) above occurs and is continuing, then the entire principal of the Notes then Outstanding and interest accrued thereon, if any, shall become and be due and payable immediately, without any declaration or other act on the part of the Trustee or any Holders of any Notes. The Trustee shall be deemed not to have notice of an Event of Default with respect to an indenture, other than this Indenture, or other instrument referred to in clause (g) above unless it shall have received notice of such Event of Default from holders of at least 25% in aggregate principal amount of the Securities of the series affected.
SECTION 13.         MODIFICATION
Solely with respect to the Notes, the first paragraph of Section 8.2 of the Indenture is hereby amended to read as follows:

With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of the series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors, or of a duly authorized committee thereof having been delegated power by the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or amend the contractual right of any Securityholder to bring suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder; provided, however, that Sections 13.2 through 13.7 and other provisions herein with respect to a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of Securities of the Notes so affected, or (b) modify the Guarantee Agreement in a manner adverse to such Holders without the consent of the Holder of each Security so affected, or (c) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.
SECTION 14.         ADDRESS OF THE ISSUER
Solely with respect to the Notes, the first sentence of Section 11.4 of the Indenture is hereby amended to read as follows:
Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first class mail (except as otherwise specifically provided herein) addressed (until another address is filed by the Issuer with the Trustee) to TEGNA Inc. at 8350 Broad Street, Suite 2000, Tysons, VA 22102, Attention: General Counsel.
SECTION 15.         REDEMPTION
Solely with respect to the Notes, the last sentence of Section 12.3 is hereby amended to read as follows:
On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that if the date fixed for redemption is on or after an interest record date and on or before the relevant interest payment date, the accrued and unpaid interest due on that date shall be paid to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.3 hereof.
SECTION 16.         OPTIONAL REDEMPTION
Solely with respect to the Notes, the following paragraphs are added as new Section 12.6 under Article 12 of the Indenture entitled “Optional Redemption”:
(a)    The Notes are redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, on or after September 15, 2024 and prior to maturity at the following prices (the “Redemption Price”) (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the date (the “Redemption Date”) fixed by the Issuer for redemption (subject to the right of Holders of record on the relevant record date that is on or prior to the Redemption Date to receive interest due on an interest payment date), if redeemed during the 12 month period commencing on September 15 of the following years:
Year    Percentage
2024    102.500%
2025    101.667%
2026     100.833%
2027 and thereafter      100.000%

(b)    Prior to September 15, 2022, the Issuer may, on any one or more occasions redeem up to 35% of the original principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 105.000% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:
(i) at least 65% of the original principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remains outstanding after each such redemption; and
(ii) the redemption occurs within 90 days after the closing of such Public Equity Offering.
(c)    Prior to September 15, 2024, the Issuer may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes so redeemed plus the Applicable Premium, as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date

(subject to, without duplication, the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).
(d)    All calculations to be made with respect to any redemption pursuant to this Article 12 shall be made by the Issuer and the Trustee may rely conclusively on such calculations.
(e)    Any redemption may be made upon notice mailed by first-class mail (or delivered by electronic transmission in accordance with the applicable procedures of DTC) to each Holder’s registered address, not less than 15 nor more than 60 days prior to the Redemption Date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
(f)    Any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the consummation of any related Public Equity Offering or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed. If any such condition precedent has not been satisfied, the Issuer shall provide notice to the Trustee and each of Holder prior to the close of business on the Business Day prior to the Redemption Date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur. If requested by the Issuer, upon receipt of the rescission notice, the Trustee shall provide such notice to each Holder if such notice were delivered by the Trustee.
SECTION 17.         REPURCHASES
(a)    Solely with respect to the Notes, the following paragraph is added as new Section 13.2 under Article 13 of the Indenture:
Repurchase at Option of the Holder Upon a Change of Control. (a) If at any time that the Notes remain Outstanding there shall have occurred a Change of Control, the Notes shall be repurchased by the Issuer, at the option of the Holder thereof, at a price in cash (the “Change of Control Repurchase Price”) equal to 101% of the principal amount of the Notes to be repurchased plus accrued but unpaid interest thereon, to, but excluding, the date (the “Change of Control Repurchase Date”) fixed by the Issuer that is not less than 15 days nor more than 60 days after the date the Change of Control Repurchase Notice (as defined below) is given and on which the Notes are to be repurchased pursuant to this Section 13.2, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.2(e); provided that if the relevant Change of Control Repurchase Date is after the close of business on a record date and on or prior to the interest payment date for the Notes, the full amount of accrued and unpaid interest shall be paid to the Holder of record on the relevant record date, and the “Change of Control Repurchase Price” shall be equal to 101% of the principal amount of the Notes to be repurchased.
(b)    In connection with any repurchase of Notes pursuant to this Section 13.2 the Issuer shall give written notice of the occurrence of a Change of Control, the repurchase right arising as a result thereof and the Change of Control Repurchase Date to the Holders and the Trustee (the “Change of Control Repurchase Notice”). The Change of Control Repurchase Notice shall be sent to the Trustee and to each Holder not more than 20 Business Days after the occurrence of a Change of Control (or, in the case of a Change of Control described in clause (iii) of the definition thereof, if later, the date that the Issuer has notice of such Change of Control). Each Change of Control Repurchase Notice shall include a form of Change of Control Election to be completed by a Holder and shall state:
(i)    the Change of Control Repurchase Date;
(ii)    the Change of Control Repurchase Price;
(iii)     the name and address of the paying agent;
(iv)    that the Issuer must receive the Change of Control Election before the close of business on the Change of Control Repurchase Date;
(v)     that the Notes must be surrendered to the paying agent to collect payment of the Change of Control Repurchase Price;
(vi)     that the Change of Control Repurchase Price for any Notes as to which a Change of Control Election has been given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Change of Control Repurchase Date and the time of surrender of the Notes as described in clause (v) above;
(vii)     the procedures the Holder must follow under this Section 13.2;
(viii)     that, unless the Issuer defaults in making payment of such Change of Control Repurchase Price, interest on the Notes covered by any Change of Control Election will cease to accrue on and after the Change of Control Repurchase Date;
(ix)     the CUSIP number of the Notes; and
(x)     the procedures for withdrawing a Change of Control Election (as specified in Section 13.3).
(c)    At the Issuer’s request, which shall be made at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which the Change of Control Repurchase Notice is to be given to the Holders in accordance with this Section 13.2 and at the Issuer’s expense, the Trustee shall give the Change of Control Repurchase Notice in the Issuer’s name; provided that, in all cases, the text of the Change of Control Repurchase Notice shall be prepared by the Issuer.
(d)    If any of the Notes is in the form of a Global Note, then the Issuer shall modify such notice to the extent necessary to accord with the Applicable Procedures that apply to the repurchase of Global Notes.
(e)    For a Note to be so repurchased at the option of the Holder upon a Change of Control, the Trustee or the paying agent must receive such Note with the form entitled “Option to Elect Repurchase Upon a Change of Control” (a “Change of Control Election”) on the reverse thereof duly completed, together with such Note duly endorsed for transfer, before the close of business on the Change of Control Repurchase Date stating:
(A) if the Note which the Holder will deliver to be repurchased is a Note in definitive form, the certificate number of such Note, or if such Note is a Global Note, information in accordance with the Applicable Procedures;
(B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof; and
(C) that such Note shall be repurchased as of the Change of Control Repurchase Date pursuant to the terms and conditions specified in this Indenture.
All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase pursuant to this Section 13.2 shall be determined by the Issuer, whose determination shall be final and binding.
(f)    The Issuer shall repurchase from the Holder thereof, pursuant to this Section 13.2, a portion of a Note if the principal amount of such portion is $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of a portion of a Note.
(g)    Any repurchase by the Issuer contemplated pursuant to the provisions of this Section 13.2 shall be consummated by the delivery to the Trustee or the paying agent of the Change of Control Repurchase Price to be received by the Holder promptly following the later of the Business Day immediately following the Change of Control Repurchase Date and the time of the delivery or book-entry transfer of the Note (together with all necessary endorsements) to the Trustee or the paying agent in accordance with this Section 13.2.
(h)    Notwithstanding anything herein to the contrary, any Holder delivering to the Trustee or the paying agent the Change of Control Election contemplated by this Section 13.2 shall have the right to withdraw such Change of Control Election at any time prior to the close of business on the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Trustee or the paying agent, as applicable, at the principal office of the Trustee or the paying agent, as applicable, in accordance with Section 13.3. If the Trustee or the paying agent holds money sufficient to pay the Change of Control Repurchase Price of a Note on the Change of Control Repurchase Date in accordance with the terms of this Indenture, then, on the Change of Control Repurchase Date, the Note will cease to be Outstanding, whether or not the Note is delivered to the Trustee or the paying agent. Thereafter, all other rights of the Holder of a Note shall terminate, other than the right to receive the Change of Control Repurchase Price upon delivery of the Notes.
(i)    The Trustee or the paying agent shall promptly notify the Issuer of the receipt by it of any Change of Control Election or written withdrawal thereof.
(j)    Notwithstanding anything herein to the contrary, the Issuer’s obligations pursuant to this Section 13.2 shall be satisfied if a third party makes an offer to repurchase Outstanding Notes after a Change of Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 13.2, and such third party purchases all Notes properly tendered and not withdrawn pursuant to the requirements of this Section 13.2.
(k)    No Notes may be repurchased by the Issuer on a Change of Control Repurchase Date pursuant to this Section 13.2 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Change of Control Repurchase Date. The Trustee or the paying agent shall promptly return to the respective Holders thereof any Notes (x) with respect to which a Change of Control Election has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an acceleration of the principal amount of the Notes (other than an acceleration resulting from a default in the payment of the Change of Control Repurchase Price) in which case, upon such return, the Change of Control Election with respect thereto shall be deemed to have been withdrawn.
(l)    If Holders of not less than 90% in aggregate principal amount of the then Outstanding Notes validly tender and do not withdraw such Notes in an offer to purchase the Notes upon a Change of Control and the Issuer, or any third party making an offer to purchase the Notes upon a Change of Control in lieu of the Issuer purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer shall have the right, upon not less than 15 nor more than 60 days’ prior written notice, given not more than 15 days following the Change of Control Repurchase Date, to redeem the Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Repurchase Date.

(m)    Prior to mailing (or electronically delivering) a Change of Control Notice, and as a condition to such mailing (i) the requisite holders of each issue of indebtedness issued under an indenture or other agreement that may be violated by the payment of the Change of Control Repurchase Price shall have consented to such Change of Control Notice being made and waived the event of default, if any, caused by the Change of Control or (ii) the Issuer will repay all outstanding indebtedness issued under an indenture or other agreement that may be violated by the payment of the Change of Control Repurchase Price to the Holders of Notes under a Change of Control Notice or the Issuer must offer to repay all such indebtedness, and make payment to the holders of such indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such indebtedness. The Issuer covenants to effect such repayment or obtain such consent within 20 Business Days following any Change of Control, it being a default of the Change of Control provisions of this Indenture if the Issuer fails to comply with such covenant.
(b)    Solely with respect to the Notes, the following paragraph is added as new Section 13.3 under Article 13 of the Indenture:
Effect of Change of Control Election. (a) Upon receipt by the Trustee or the paying agent of a Change of Control Election, the Holder of the Security in respect of which such Change of Control Election was given shall (unless such Change of Control Election is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change of Control Repurchase Price with respect to such Security. Such Change of Control Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Trustee or the paying agent, promptly following the later of (x) the Business Day immediately following the Change of Control Repurchase Date with respect to such Security (provided that the conditions in Section 13.2 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Trustee or the paying agent by the Holder thereof in the manner required by Section 13.2.
(b)    A Change of Control Election may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee or the paying agent, as applicable, in accordance with the Change of Control Election at any time prior to the close of business on the Change of Control Repurchase Date specifying:
(i) if the Security with respect to which such notice of withdrawal is being submitted is a Security in definitive form, the certificate number of such Security, or if such Security is a Global Note, information in accordance with the Applicable Procedures;
(ii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(iii) the principal amount, if any, of such Security which remains subject to the original Change of Control Election and that has been or will be delivered for repurchase by the Issuer.
(c)    Solely with respect to the Notes, the following paragraph is added as new Section 13.4 under Article 13 of the Indenture:
Deposit of Change of Control Repurchase Price. Prior to 10:00 a.m. (New York City time) on or prior to the Change of Control Repurchase Date the Issuer shall deposit with the Trustee or the paying agent an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change of Control Repurchase Price of all the Securities or portions thereof which are to be repurchased pursuant to Section 13.2.
(d)    Solely with respect to the Notes, the following paragraph is added as new Section 13.5 under Article 13 of the Indenture:
Securities Repurchased in Part. Any Security that is to be repurchased only in part shall be surrendered at the office of the Trustee (with, if the Issuer or the Trustee so requests, due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee and the Issuer, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not repurchased.
(e)    Solely with respect to the Notes, the following paragraph is added as new Section 13.6 under Article 13 of the Indenture:
Covenant to Comply with Securities Laws Upon Repurchase of Securities. When complying with the provisions of Section 13.2 of this Indenture (if and so long as such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, as amended, at the time of such offer or repurchase), the Issuer shall (i) comply in all material respects with Rule 14e-1 under the Exchange Act, (ii) to the extent required, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Section 13.2 to be exercised in the time and in the manner specified in Section 13.2.
(f)    Solely with respect to the Notes, the following paragraph is added as new Section 13.7 under Article 13 of the Indenture:
Repayment to the Issuer. To the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 13.4 exceeds the aggregate Change of

Control Repurchase Price of the Securities or portions thereof which the Issuer is obligated to repurchase as of the Change of Control Repurchase Date then, unless otherwise agreed in writing with the Issuer, promptly after the Business Day following the date on which the Change of Control Repurchase Price is made, the Trustee or the paying agent, as applicable, shall return any such excess to the Issuer together with interest, if any, thereon.
SECTION 18.         DENOMINATIONS OF NOTES
Solely with respect to the Notes, the Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 19.         NO UNDERTAKINGS OR REPRESENTATIONS
U.S. Bank makes no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of the validity or sufficiency of this Thirteenth Supplemental Indenture as an obligation of the Issuer or the proper authorization or the due execution hereof by the Issuer or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer.
SECTION 20.         CONFIRMATION OF INDENTURE
Except as expressly supplemented hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This Thirteenth Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
SECTION 21.         GOVERNING LAW
This Thirteenth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 22.         COUNTERPARTS
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
SECTION 23.         HEADINGS
The headings contained herein are inserted for convenience only and shall not be used to construe or otherwise interpret the provisions hereof.
[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed, and the Issuer has caused its corporate seal to be hereunto affixed and attested, all as of the date first above written.

TEGNA INC.

By: /s/ John Janedis
Name: John Janedis
Title: Senior Vice President, Capital
Markets/Finance and Treasurer

[CORPORATE SEAL]

Attest:

By: /s/ Akin S. Harrison
Name: Akin S. Harrison
Title: Senior Vice President, General
Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ William Sicking
Name: William Sicking
Title: Vice President

[SIGNATURE PAGE TO THIRTEENTH SUPPLEMENTAL INDENTURE]

Exhibits A

FORM OF 144A GLOBAL NOTES

A

Exhibits B

FORM OF REGULATION S GLOBAL NOTES

B

Exhibit C

FORM OF GUARANTEE AGREEMENT

C-1

Exhibit D

FORM OF CERTIFICATE OF TRANSFER
TEGNA Inc.
8350 Broad Street
Suite 2000
Tysons, VA 22102
Attention: Secretary

[By Hand or Overnight

U.S. Bank Corporate Trust Services Group
Attn: Transfers
P.O. Box 64111
St. Paul, MN  55107 ]

[By Certified or Registered Mail

U. S. Bank Corporate Trust Services Group
Attn: Transfers
60 Livingston Avenue
St Paul, MN  55164-0111 ]

Re: ____% Senior Notes Due ____ (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 1, 1983 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of November 5, 1986 (the “First Supplemental Indenture”), among the Issuer, Citibank and Sovran Bank, N.A. (now known as Bank of America, N.A.) and a Second Supplemental Indenture dated as of June 1, 1995 (the “Second Supplemental Indenture”), among the Issuer, NationsBank, N.A. (now known as Bank of America, N.A.) and Crestar Bank (now known as SunTrust Bank) and a Thirteenth Supplemental Indenture, dated as of September [__], 2019 (the “Thirteenth Supplemental Indenture”), between the Issuer and the U.S. Bank National Association (the “Trustee”) (the term “Indenture” as used hereinafter refers to the Base Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Thirteenth Supplemental Indenture). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                            (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)  ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
OR
(b)  ☐  such Transfer is being effected to the Company or a subsidiary thereof;
OR
(c)  ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
OR
(d)  ☐  such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit G to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a)  ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)  ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)  ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert name of Transferor]

By:
Name:
Dated:	Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ), or

(b)	☐ a Restricted Definitive Note, or

(c)	☐ an Unrestricted Definitive Note

  in accordance with the terms of the Indenture.

Exhibit E

FORM OF CERTIFICATE OF EXCHANGE
TEGNA Inc.
8350 Broad Street
Suite 2000
Tysons, VA 22102
Attention: Secretary

[By Hand or Overnight

U.S. Bank Corporate Trust Services Group
Attn: Transfers
P.O. Box 64111
St. Paul, MN  55107 ]

[By Certified or Registered Mail

U.S. Bank Corporate Trust Services Group
Attn: Specialized Finance
60 Livingston Avenue
St Paul, MN  55164-0111]
Re: _____% Senior Notes Due ____ (the “Notes”)
(CUSIP                     )
Reference is hereby made to the Indenture, dated as of March 1, 1983 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of November 5, 1986 (the “First Supplemental Indenture”), among the Issuer, Citibank and Sovran Bank, N.A. (now known as Bank of America, N.A.) and a Second Supplemental Indenture dated as of June 1, 1995 (the “Second Supplemental Indenture”), among the Issuer, NationsBank, N.A. (now known as Bank of America, N.A.) and Crestar Bank (now known as SunTrust Bank) and a Thirteenth Supplemental Indenture, dated as of September [__], 2019 (the “Thirteenth Supplemental Indenture”), between the Issuer and the U.S. Bank National Association (the “Trustee”) (the term “Indenture” as used hereinafter refers to the Base Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Thirteenth Supplemental Indenture). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                            (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]  ☐  144A Global Note,  ☐  Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the

Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert name of Transferor]

By:
Name:
Dated:	Title:

Exhibit F

FORM OF CERTIFICATE FROM
TRANSFEREE
TEGNA Inc.
8350 Broad Street
Suite 2000
Tysons, VA 22102
Attention: Secretary

[By Hand or Overnight

U.S. Bank Corporate Trust Services Group
Attn: Transfers
P.O. Box 64111
St. Paul, MN  55107 ]

[By Certified or Registered Mail

U. S. Bank Corporate Trust Services Group
Attn: Transfers
60 Livingston Avenue
St Paul, MN  55164-0111 ]
Re: _____% Senior Notes Due ____ (the “Notes”)
Reference is hereby made to the Indenture, dated as of March 1, 1983 (the “Base Indenture”), as amended and supplemented by a First Supplemental Indenture, dated as of November 5, 1986 (the “First Supplemental Indenture”), among the Issuer, Citibank and Sovran Bank, N.A. (now known as Bank of America, N.A.) and a Second Supplemental Indenture dated as of June 1, 1995 (the “Second Supplemental Indenture”), among the Issuer, NationsBank, N.A. (now known as Bank of America, N.A.) and Crestar Bank (now known as SunTrust Bank) and a Thirteenth Supplemental Indenture, dated as of September [__], 2019 (the “Thirteenth Supplemental Indenture”), between the Issuer and the U.S. Bank National Association (the “Trustee”) (the term “Indenture” as used hereinafter refers to the Base Indenture as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Thirteenth Supplemental Indenture). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $                     aggregate principal amount of:
(a)  ☐  a beneficial interest in a Global Note, or
(b)  ☐  a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

F-1

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company; (B) under a registration statement that has been declared effective under the Securities Act; (C) to a Person that we reasonably believe is a “Qualified Institutional Buyer” (as defined in Rule 144A under the Securities Act) that is purchasing for its own account or for the account of another Qualified Institutional Buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A (if available); (D) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act; or (E) under any other available exemption from the registration requirements of the Securities Act.
3. We understand that, prior to any transfer of the Notes pursuant to clause (E) of paragraph 2, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require and may rely upon to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert name of Transferor]

By:
Name:
Dated:	Title:

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